The shareholders of Delaware
Diversified Growth Fund (the
"Trust") voted on the following
proposals at the special meeting of
shareholders on March 23, 2005 or
as adjourned. The description of
each proposal and number of shares
voted are as follows:
1.To elect a Board of Trustees for
the Trust.


Shares Voted For
Shares Voted
Withheld Authority
Thomas L. Bennett
10,575,657
7,934
Jude T. Driscoll
10,575,657
7,934
John A. Fry
10,573,744
9,848
Anthony D. Knerr
10,575,657
7,934
Lucinda S. Landreth
10,575,657
7,934
Ann R. Leven
10,574,866
8,725
Thomas F. Madison
10,575,657
7,934
Janet L. Yeomans
10,575,657
7,934
J. Richard Zecher
10,575,657
7,934

2. To approve the use of a "manager
of managers" structure whereby the
investment manager of the fund of
the Trust will be able to hire and
replace subadvisers without
shareholder approval.


For
Against
Abstain
Broker Non-Votes
Delaware Diversified Growth Fund
10,400,126
7,139
13,522
162,804



DELAWARE GROWTH OPPORTUNITIES FUND

The shareholders of Delaware Growth
Opportunities Fund (the "Trust")
voted on the following proposals at
the special meeting of shareholders
on March 23, 2005 or as adjourned.
The description of each proposal
and number of shares voted are as
follows:

1.To elect a Board of Trustees for
the Trust.


Shares Voted For
Shares Voted
Withheld Authority
Thomas L. Bennett
13,020,090
474,910
Jude T. Driscoll
13,015,487
479,513
John A. Fry
13,014,248
480,752
Anthony D. Knerr
13,003,722
491,278
Lucinda S. Landreth
13,013,083
481,917
Ann R. Leven
12,991,337
503,663
Thomas F. Madison
12,989,014
505,986
Janet L. Yeomans
13,013,566
481,434
J. Richard Zecher
13,019,993
475,007

2. To approve the use of a "manager
of managers" structure whereby the
investment manager of the fund of
the Trust will be able to hire and
replace subadvisers without
shareholder approval.


For
Against
Abstain
Broker Non-Votes
Delaware Growth Opportunities Fund
10,203,043
834,600
553,369
1,903,988